Exhibit 10.1

SUPPORT AGREEMENT
This SUPPORT AGREEMENT, dated as of August 25, 2020 (this “Agreement”), is by and among Rhapsody International Inc., a Delaware corporation (the “Company”), MelodyVR Group PLC, an English public limited company (“Buyer”), and RealNetworks, Inc., a Washington corporation on behalf of itself and its wholly owned subsidiary RealNetworks Digital Music of California, Inc. (“Supporting Stockholder”).
RECITALS
WHEREAS, the board of directors of the Company (the “Company Board”) has approved, adopted, and declared to be advisable and in the best interests of the stockholders of the Company for the Company to enter into that certain Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), dated as of August 25, 2020, pursuant to which MVR USA 2, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Buyer (“Merger Sub”) will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned indirect subsidiary of Buyer;
WHEREAS, Supporting Stockholder holds of record and owns the shares of Company Class A Common Stock and Company Preferred Stock as set forth below Supporting Stockholder’s name on the signature page hereto (including any change in such shares by reason of any stock dividend, split-up, recapitalization, combination, conversion of securities, exchange of shares or the like, the “Owned Shares” and the Owned Shares and any additional shares or other voting securities of the Company of which Supporting Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, Supporting Stockholder’s “Covered Shares”).
WHEREAS, with respect to all shares of Company Class A Common Stock and Company Preferred Stock held by Supporting Stockholder with respect to which Supporting Stockholder is entitled under the Company’s Amended & Restated Certificate of Incorporation (the “A&R Certificate”) or otherwise to vote, Supporting Stockholder has agreed to the adoption of the resolutions set forth in Exhibit A hereto (the “Written Consent”) upon the achievement of certain conditions, without a meeting and without prior notice, pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”); and
WHEREAS, as a condition to Buyer’s and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement, Buyer desires that Supporting Stockholder agree, and Supporting Stockholder is willing to agree, to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
(1)Voting of Company Stock. With respect to all Covered Shares, Supporting Stockholder hereby agrees that, within 48 hours of receiving reasonable evidence that the Company

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has received written consents to the Merger from each of the parties listed on Schedule A attached to the Merger Agreement (i.e. Sony Music Entertainment, Universal Music, and Warner Music Group or their respective affiliates) consenting to assignment of their contracts with the Company without requiring the making of any payments in excess of what is contractually required, Supporting Stockholder will adopt, without a meeting and without prior notice, pursuant to Section 228 of the Act, the Written Consent and will deliver such consent to the Company. Supporting Stockholder irrevocably agrees not to vote or cause or permit to be voted, the Covered Shares, or consent to any action by written consent, in any manner (i) contrary to the Written Consent or (ii) in favor of any other action, agreement or proposal, that would reasonably be expected to impede, interfere with, delay, postpone, frustrate, prevent, nullify or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement. Supporting Stockholder agrees that, except as may be requested by Buyer, such Supporting Stockholder will not revoke or rescind the Written Consent and further agrees not to vote in favor or adopt any resolutions rescinding or revoking any such consent or any resolution contained therein or otherwise precluding or rescinding approval of the Merger or the adoption of the Merger Agreement. Supporting Stockholder hereby irrevocably grants to, and appoints, Buyer and any individual hereafter designated by Buyer, and each of them, such Supporting Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Supporting Stockholder, to vote, or cause to be voted, the Covered Shares, or grant a consent or approval in respect of the Covered Shares, at every duly-noticed and validly-held meeting of the Stockholders, or any adjournment or postponement thereof, or pursuant to any written consent of the Stockholders, and to take any other action or execute any other document, in each case, with respect to the matters and in the manner specified in Section 1. Parent will exercise its ability to vote the Covered Shares as set forth in this Section 1 solely in the event that such Supporting Stockholder fails to deliver the Written Consent or otherwise vote the Covered Shares as required pursuant to this Section 1. Supporting Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Supporting Stockholder under this Agreement. Subject to this Section 1, this grant of proxy is coupled with an interest, may under no circumstances be revoked, and shall survive the dissolution, bankruptcy, death, or other incapacity of Supporting Stockholder. Supporting Stockholder hereby represents that any proxies heretofore given in respect of such Supporting Stockholder’s Company Stock, if any, are revocable, and hereby revokes all such proxies.
(2)    Treatment Under Merger Agreement. Supporting Stockholder acknowledges and agrees to the treatment, payments, terms and conditions applicable to the Company Class A Common Stock and Company Preferred Stock under the Merger Agreement, including Article 2 of the Merger Agreement. Without limiting the foregoing, Supporting Stockholder agrees that, following payment by Buyer of the amounts required to be paid and issued by Buyer to the Paying Agent, the Escrow Agent and other Persons in accordance with Article 3 of the Merger Agreement including the payment of any Indebtedness pursuant to Section 3.7(b)(i)(B), and except as set forth in Article 3 of the Merger Agreement (if applicable) and Article 10 of the Merger Agreement (if applicable), Supporting Stockholder shall have no claim against the Company, Buyer or any other Person for Closing Merger Consideration or any other consideration in connection with any Company Class A Common Stock or Company Preferred Stock owned by Supporting Stockholder, and Supporting Stockholder acknowledges and agrees that Supporting Stockholder shall look and have recourse

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solely to the Paying Agent for payment of any amounts due to Supporting Stockholder in respect of the Closing Merger Consideration and the Escrow Amount, in each case subject to the terms and conditions of the Merger Agreement.
(3)    Agreement to be Bound by the Terms of Merger Agreement; Appointment of Securityholder Representative.
(a)    Supporting Stockholder represents and warrants to Buyer that Supporting Stockholder has received, reviewed (and has been provided with an opportunity to review with the advice of experienced counsel) and understands the terms of the Merger Agreement and all schedules and exhibits thereto.
(b)    Supporting Stockholder hereby irrevocably confirms RealNetworks Digital Music of California, Inc.’s appointment as the Securityholder Representative under the Merger Agreement, to act as Supporting Stockholder’s attorney-in-fact and exclusive agent in connection with the execution and performance of the Merger Agreement in accordance with the terms of the Merger Agreement.
(4)    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in the Buyer any ownership or incidence of ownership of or with respect to the shares of Company Class A Common Stock or Company Preferred Stock owned by Supporting Stockholders. Except as otherwise provided in the Merger Agreement, all rights, ownership and economic benefits of and relating to the shares of Company Class A Common Stock or Company Preferred Stock shall remain vested in and belong to the Supporting Stockholder. Notwithstanding the foregoing, nothing contained in this Section 4 shall be construed to limit the ability of the Securityholder Representative to effectuate the transactions contemplated by the Merger Agreement pursuant to the authority granted thereunder and hereunder.
(5)    Representations and Warranties of Supporting Stockholder. Supporting Stockholder hereby represents and warrants to Buyer as follows:
(a)    Ownership of Equity Interests.
(i)    Supporting Stockholder is the record and beneficial owner, free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities Laws) and has good and marketable title to the Owned Shares, and, as of the Closing, will be the record and beneficial owner of, free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities Laws), and have good and marketable title to the Owned Shares.
(ii)    Other than as provided in this Agreement and the Merger Agreement, (A) there are no options, warrants, rights, subscriptions, convertible or exchangeable securities or other agreements or commitments obligating Supporting Stockholder to transfer, sell, purchase, return or redeem, or cause the issuance, transfer, sale, return or redemption of the Owned Shares and (B) there are no voting trusts, proxies

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or other agreements to which Supporting Stockholder is a party with respect to the voting or transfer of capital stock of the Company.

(iii)    Supporting Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal or dissenter rights, if any, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement.

(b)    Power and Authority. Supporting Stockholder has full requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Supporting Stockholder has been or will be duly authorized by all necessary corporate action and, except as contemplated in this Agreement, no other corporate proceedings on the part of Supporting Stockholder are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by Supporting Stockholder and, assuming the due authorization, execution and delivery hereof by Buyer and the Company, constitutes the legal, valid and binding obligation of Supporting Stockholder, enforceable against Supporting Stockholder in accordance with its terms except as limited by the Equitable Exceptions.
(c)    No Conflicts. Except as set forth on Schedule 5(c), neither the execution, delivery or performance by Supporting Stockholder of this Agreement nor the consummation by Supporting Stockholder of the transactions contemplated hereby will (i) result in any violation of Supporting Stockholder’s organizational or governing documents (if applicable), (ii) violate any Laws to which Support Stockholder is subject, and (iii) require the consent or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an Occurrence that, with or without notice or lapse of time or both, would constitute a default under, or create in any party the right to terminate, modify or cancel any Contract to which Supporting Stockholder is a party.
(d)    Review of Documents. Supporting Stockholder has received and had the opportunity to review the Merger Agreement and Section 262 of the DGCL.
(e)    Representation by Counsel. Supporting Stockholder: (i) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (ii) has had the full right and opportunity to consult with Supporting Stockholder’s attorney and other advisors; (iii) has carefully read and fully understands each of this Agreement and the Merger Agreement in its entirety; (iv) is fully aware of the contents of this Agreement and the Merger Agreement and the meaning, intent and legal effect thereof; and (v) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.
(f)    Litigation. There is no Proceedings pending or, to the knowledge Supporting Stockholder, threatened against Supporting Stockholder that seeks to prevent the transactions contemplated by this Agreement or the Merger Agreement. Supporting

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Stockholder is not, and none of its properties is, subject to any order, writ, judgment, injunction, decree, determination or award that would prevent, delay or impair the consummation of the transactions contemplated by this Agreement and the Merger Agreement.
(g)    Reliance by Buyer. Supporting Stockholder acknowledges that Buyer is entering into the Merger Agreement in reliance upon Supporting Stockholder’s execution and delivery of this Agreement, including Supporting Stockholder’s representations, warranties, acknowledgements and agreements contained herein.
(6)    Restrictive Covenants.
(a)    Supporting Stockholder shall not, and shall cause Supporting Stockholder’s Affiliates not to, use or disclose to anyone except authorized personnel of the Company, Buyer, or Buyer’s Affiliates, any information of the Company in any form that relates to its past, present and future business affairs that has value to the Company, including any trade secrets or other confidential matters concerning the Company (whether or not rising to the level of a trade secret), including secrets, customer lists, and credit records, employee data, sales representatives and their territories, mailing lists, consultant arrangements, pricing policies, operational methods, marketing plans or strategies, product development and techniques or plans, research and development programs and plans, business acquisition plans, new personnel acquisition plans, designs and design projects, any Intellectual Property, any other research or business information concerning the Company, and any information that has been entrusted to the Company by a third party under an obligation of confidentiality (“Confidential Information”); provided that, Confidential Information shall not include information which (i) is or becomes publicly available, other than by reason of breach by Supporting Stockholder of its, his or her obligations under this subsection 7(a), (ii) is disclosed or furnished to Supporting Stockholder by a third party provided that such third party was not, to Supporting Stockholder’s knowledge, in breach of a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information or (iii) is independently developed by Supporting Stockholder without reference to or use of any of the Company’s confidential or proprietary information. Notwithstanding any provision of this Agreement or any other agreement executed by Supporting Stockholder to the contrary, there shall be no restriction on Supporting Stockholder’s ability to (A) report violations of any law or regulation, (B) provide truthful testimony or information to the extent required pursuant to any subpoena, court order, or similar legal process, (C) otherwise engage in whistleblower activity protected by the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any rules or regulations issued thereunder, including Rule 21F-17 and (D) disclose confidential information in compliance with Section 8(c), to the extent permitted therein. In addition, 18 U.S.C. §1833(b) provides, “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document

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filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement, any other agreement executed by Supporting Stockholder, or any Company policy is intended to conflict with this statutory protection.
(b)    Supporting Stockholder acknowledges that the foregoing restrictions are reasonable and agrees that in the event of any breach or threatened breach thereof the harm to Buyer and the Company will be irreparable and without adequate remedy at law and therefore that, in addition to any other legal or equitable remedies to which Buyer and the Company may be entitled, temporary, preliminary, and permanent injunctive relief with respect thereto will be appropriate, in each case without the requirement of posting a bond or other security or proving actual damages. If a court of competent jurisdiction determines that any of the foregoing provisions are unenforceable as stated, the parties intend that such restrictions be modified to permit the maximum enforceable restriction on Supporting Stockholder’s and its Affiliates’ competition with the Company.
(7)    Covenants. Supporting Stockholder hereby covenants and agrees as follows:
(a)    From time to time, at the request of Buyer, the Securityholder Representative or the Company, and without further consideration, Supporting Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and/or the Merger Agreement.
(b)    Supporting Stockholder agrees to keep the terms of the Merger Agreement, the Merger, and each of the other Transaction Documents confidential, except (i) to the extent required by applicable Law or as required in connection with the agreement set forth in Schedule 7(b) and (ii) to its Affiliates and its and their directors, officers, employees, partners, equityholders, beneficiaries, and legal, tax and financial advisors (each, a “Supporting Stockholder Representative”) to the extent any such Supporting Stockholder Representative has a reasonable need to know such information in connection with the Merger or this Agreement and so long as such Supporting Stockholder Representatives are bound by a duty of confidentiality to keep such information strictly confidential and not to use such information for any improper purpose. Supporting Stockholder shall be responsible for any breach of this Agreement by any Supporting Stockholder Representative, for this purpose as if such Supporting Stockholder Representative were a party hereto in the same capacity as Supporting Stockholder.
(c)    Except pursuant to and in accordance with the Merger Agreement, from the date of this Agreement until the earlier of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof, Supporting Stockholder shall not transfer, sell, assign, convey, dispose, hypothecate, pledge, or subject to any Lien, any of the Covered Shares.
(8)    Exclusive Dealing. From and after the date hereof through the earlier of (a) termination of the Merger Agreement, and (b) the Effective Time, the Supporting Stockholder shall

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not, and shall cause its Supporting Stockholder Representatives not to, directly or indirectly: (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer, USCo., Merger Sub and their respective Affiliates or representatives) concerning any Alternative Transaction; (ii) furnish any information concerning the business, properties or assets of the Company Group to any Person (other than the Buyer, USCo., Merger Sub and their respective Affiliates or representatives) in connection with an inquiry, proposal or offer for an Alternative Transaction; or (iii) participate or engage in discussions or negotiations with any party (other than Buyer, USCo., Merger Sub and their respective Affiliates or representatives) concerning any such inquiry, proposal or offer for an Alternative Transaction. If the Supporting Stockholder receives any inquiry, proposal or offer from any third party concerning an Alternative Transaction, the Supporting Stockholder shall promptly notify the Buyer in writing of the receipt of any such correspondence as well as the material terms thereof.
(9)    Termination. This Agreement and the covenants and agreements contained herein (including the appointments pursuant to Section 1, Section 3 and Section 4 hereof) shall automatically terminate upon the termination of the Merger Agreement pursuant to Section 9.1 thereof; provided that no party shall be relieved of any liability for fraud or for any willful or intentional breach of the provisions of this Agreement prior to the termination of this Agreement.
(10)    Indemnification. Article 10 of the Merger Agreement is hereby incorporated herein by this reference. By virtue of such incorporation by reference, the parties shall be entitled to all of the benefits, and subject to all of the obligations and limitations. Supporting Stockholder further acknowledges and agrees to the indemnification provisions set forth in Article 10 of the Merger Agreement and agrees to be bound by such provisions.
(11)    Release of Claims.
(a)    Effective as of the Closing, Supporting Stockholder, on behalf of itself and each of its past, present or future directors, officers, employees, incorporators, members, partners, Stockholders, agents, attorneys, advisors, lenders or Representatives or Affiliates (collectively, “Related Parties”), successors and assigns (collectively, the “Releasing Parties”), hereby unconditionally release and discharge the Company, the Company Subsidiaries and their Related Parties (collectively, the “Released Parties”) from any and all claims, demands, rights, actions, suits, Proceedings, liabilities, obligations and causes of action of any kind and nature whatsoever, fixed or contingent, known or unknown, liquidated or unliquidated, that any Releasing Party ever had or now has or hereafter can, shall or may have arising out of the organization, management, ownership or operation of the businesses of the Company or any Company Subsidiary prior to the Closing Date; provided, however, that nothing contained in this Agreement or the Merger Agreement shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any party to the extent arising out of or in relation to (i) claims involving criminal conduct or Fraud, (ii) existing Contracts or employment relationships or arrangements or (iii) this Agreement, the Merger Agreement and the documents and transactions contemplated hereby, including each of the Transaction Documents.

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(b)    Each Releasing Party is aware that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the subject matter of the release provided for in this Section 10; provided, however, it is the intention of each Releasing Party that such release shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to in this Section 10. In furtherance of this intention, each Releasing Party expressly waives and relinquishes any and all claims, rights or benefits that it may have under Section 1542 of the California Civil Code (“Section 1542”), and any similar provision in any other jurisdiction, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Each Releasing Party acknowledges and agrees that Section 1542, and any similar provision in any other jurisdiction, if they exist, are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, each Releasing Party agrees that the waiver of Section 1542 and any similar provision in any other jurisdiction is a material portion of the releases intended by this Section 11, and it therefore intends to waive all protection provided by Section 1542 and any other similar provision in any other jurisdiction. EACH RELEASING PARTY FURTHER ACKNOWLEDGES AND AGREES THAT IT IS AWARE THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE IT NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT INTENDS TO FULLY, FINALLY AND FOREVER RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATIVE THERETO, WHICH DO NOW EXIST, MAY EXIST, OR HERETOFORE HAVE EXISTED BETWEEN SUCH PARTY, ON THE ONE HAND, AND ANY COMPANY SECURITYHOLDER, ANY COMPANY SECURITYHOLDER RELATED PARTY OR THE COMPANY UNDER THIS SECTION 11, ON THE OTHER HAND. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES GIVEN HEREIN SHALL BE AND REMAIN IN EFFECT AS FULL AND COMPLETE GENERAL RELEASES OF ALL SUCH MATTERS, NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATIVE THERETO.
(12)    Termination of Agreements and Waiver of Certain Rights.
(a)    BY DELIVERY OF THIS AGREEMENT SUPPORTING STOCKHOLDER ACKNOWLEDGES THAT HE, SHE, OR IT HEREBY IRREVOCABLY WAIVES ANY DISSENTERS’ RIGHTS, APPRAISAL RIGHTS OR SIMILAR RIGHTS THAT SUPPORTING STOCKHOLDER MAY HAVE ARISING OUT OF THE CONSUMMATION OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, WHETHER ARISING

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PURSUANT TO THE DGCL, OTHER APPLICABLE LEGAL REQUIREMENTS, CONTRACT OR OTHERWISE, AND SUPPORTING STOCKHOLDER HEREBY WITHDRAWS ALL WRITTEN OBJECTIONS TO THE MERGER AGREEMENT AND/OR DEMANDS FOR APPRAISAL, IF ANY, WITH RESPECT TO THE COMPANY SHARES OWNED BY SUCH PERSON.
(b)    SUPPORTING STOCKHOLDER, ON HIS/HER/ITS BEHALF AND ON BEHALF OF EACH OF HIS/HER/ITS AFFILIATES, HEREBY WAIVES ANY AND ALL RIGHTS TO CONTEST OR OBJECT TO THE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT, THE ACTIONS OF THE COMPANY BOARD IN APPROVING AND RECOMMENDING THE MERGER, THE CONSUMMATION OF THE MERGER AND THE OTHER TRANSACTIONS PROVIDED FOR IN THE MERGER AGREEMENT, OR TO SEEK DAMAGES OR OTHER LEGAL OR EQUITABLE RELIEF IN CONNECTION THEREWITH. CONTINGENT AND EFFECTIVE UPON THE CLOSING, SUPPORTING STOCKHOLDER HEREBY AGREES TO WAIVE ANY RIGHTS OF FIRST REFUSAL, PREEMPTIVE RIGHTS, RIGHTS TO NOTICE, RIGHTS OF CO-SALE, REGISTRATION RIGHTS, INFORMATION RIGHTS OR ANY SIMILAR RIGHTS THAT SUCH SUPPORTING STOCKHOLDER MAY HAVE (WHETHER UNDER APPLICABLE LAW OR OTHERWISE) OR COULD POTENTIALLY HAVE OR ACQUIRE IN CONNECTION WITH THE MERGER.
(13)    Miscellaneous.
(a)    Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such amendment.
(b)    Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by email in .pdf format or similar format, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by facsimile or by email shall be deemed given on the first Business Day following receipt. All notices shall be addressed as follows:
If to Supporting Stockholder, to the address set forth for Supporting Stockholder on the signature page to this Agreement.
If to the Company (prior to the Closing), to:
Rhapsody International Inc.
Address: 701 5th Avenue, Suite 3100, Seattle, WA 98104
Telephone: (206) 618-1453

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Email: meccles@napster.com
Attention: Matthew Eccles
with a copy to (which shall not constitute notice):
Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, New York 10036-2711
Telephone: (212) 261-6830
Facsimile: (212) 399-8030
Email: BEiting@perkinscoie.com
Attention: Brian Eiting

If to Buyer, to:
MelodyVR Group PLC
Address: 55 Poland Street,
London, England, W1F 7NN
Telephone: +44 (0) 7478 731299
Facsimile: +44 (0) 20 3116 3999
Email: anthony@melodyvr.com
Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):
Reed Smith LLP
Address: The Broadgate Tower
20 Primrose Street
London, England EC2A 2RS
Telephone: +44 (0)20 3116 3000
Facsimile: +44 (0) 20 3116 3999
Email: myoung@reedsmith.com
Attention: Michael Young

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.
(c)    Waivers. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by such party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

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(d)    Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.
(e)    Delivery by Electronic Transmission. This Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. No party hereto or to any such contract shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.
(f)    Interpretation. Each capitalized term used but not defined in this Agreement has the meaning ascribed to such term in the Merger Agreement. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to Sections, Exhibits or Schedules shall refer to those portions of this Agreement, unless otherwise indicated. Time is of the essence of each and every covenant, agreement and obligation in this Agreement.
(g)    Governing Law. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or are related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles (whether of the State of Delaware or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware).
(h)    Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.
(i)    Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right; provided that the Releasees are hereby made third party beneficiaries of this Agreement for purpose of Section 11 hereof.
(j)    Enforcement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and

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Buyer and the Company shall, in addition to any other claims or actions for damages or other remedies, be entitled to specific performance of the terms hereof in connection with any breach or violation by the Supporting Stockholder of this Agreement.
(k)    Entire Understanding. This Agreement, together with the Letter of Transmittal, the Merger Agreement and all other ancillary documents contemplated thereby (including the Transaction Documents), constitutes the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior representation, warranties, agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof and thereof.
(l)    Dispute Resolution. Any Proceeding arising out of or relating to this Agreement and any related agreement, certificate or other document delivered in connection herewith shall be heard and determined by the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware and any federal appellate court therefrom) (together, the “Delaware Courts”). Each of the Parties hereby irrevocably and unconditionally: (i) submit to the exclusive jurisdiction of the Delaware Courts, for the purpose of any Proceeding arising out of or relating to this Agreement and any related agreement, certificate or other document delivered in connection herewith brought by any party hereto; (ii) agree not to commence any such Proceeding except in such courts; (iii) agree that any claim in respect of any such Proceeding may be heard and determined in any Delaware Court; (iv) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense that it may now or hereafter have to the laying of venue of any such Proceeding in any Delaware Court, (v) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense that it is not subject to such jurisdiction or that such Proceeding may not be brought, is not maintainable in or may not be enforced in or by such courts; and (vi) waive, and agree not to assert, to the fullest extent it may legally and effectively do so, any objection or defense of an inconvenient forum to the maintenance of such Proceeding in any Delaware Court. Each of the Parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably and unconditionally consents to service of process in the manners provided for notices in Section 13(b); provided, that nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by Law.
(m)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable Law, but if one or more of the provisions of this Agreement is subsequently declared to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all of the remaining conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. If any such declaration of invalidity, illegality or unenforceability, this

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Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic and legal effect as originally intended by its terms. If the scope of any provision of this Agreement is deemed unenforceable by a court of competent jurisdiction, the Parties agree to the reduction of the scope of the provision as the court shall deem reasonably necessary to make the provision enforceable under the circumstances.
(n)    Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that this Agreement is the joint agreement and understanding of the parties, and the rule of construction that any ambiguities are resolved against the drafting party shall be subordinated to the principle that the terms and provisions of this Agreement shall be construed fairly as to all parties and not in favor of or against any party.
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IN WITNESS WHEREOF, the Company, Buyer and Supporting Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

RHAPSODY INTERNATIONAL INC.

By: /s/ William Patrizio
Name: William Patrizio
Title: Chief Executive Officer

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MELODYVR GROUP PLC

By: /s/ Anthony Matchett
Name:    Anthony Matchett
Title:    CEO

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SUPPORTING STOCKHOLDER

REALNETWORKS, INC.

By: /s/ Michael Parham
Name: Michael Parham
Title: SVP, GC and Corporate Secretary

Address for Notices:

1501 First Avenue South, Suite 600

Seattle, Washington 98134

Attn: General Counsel

Shares Owned:

47,500,000 Class A Common Stock
47,499,950 Preferred Stock

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